POWER OF ATTORNEY

            That each of the undersigned officers and trustees of The Gabelli Utility Trust, a business trust formed under the laws of the State of Delaware (the "Trust"), do constitute and appoint Bruce N. Alpert, his true and lawful attorney and agent, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, Registration Statements on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust's common shares of beneficial interest, par value $.001 per share, or the registration or offering of the Trust's preferred shares, par value $.001 per share; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent, or any of them, may do or cause to be done by virtue of these presents.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 28th day of February, 2002.




--------------------------------               --------------------------------
Mario J. Gabelli                                John D. Gabelli
President, Chief Investment                     Trustee
Officer and Trustee


/s/ Thomas E. Bratter                           /s/ Robert J. Morrissey
--------------------------------               --------------------------------
Thomas E. Bratter                               Robert J. Morrissey
Trustee                                         Trustee


/s/ Anthony J. Colavita                         /s/ Karl Otto Pohl
--------------------------------                --------------------------------
Anthony J. Colavita                             Karl Otto Pohl
Trustee                                         Trustee


/s/ James P. Conn                               /s/ Anthony R. Pustorino
--------------------------------                --------------------------------
James P. Conn                                   Anthony R. Pustorino
Trustee                                         Trustee


Vincent D. Enright                              /s/ Salvatore J.  Zizza
--------------------------------                --------------------------------
Vincent D. Enright                              Salvatore J.  Zizza
Trustee                                         Trustee


/s/ Frank J. Fahrenkopf, Jr.
--------------------------------
Frank J. Fahrenkopf, Jr.
Trustee